ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces License to Patent Rights Regarding Tempol, an Investigational Anti-inflammatory and Antioxidant Drug for the Treatment of Respiratory Diseases Including COVID-19

SAN DIEGO, CA --(June 15, 2020)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis”) announced today that it had entered into an agreement to license patent rights and related know-how relating to Tempol, an investigational drug. The license includes the worldwide use under the licensed patent rights of Tempol for the fields of COVID-19 infection, asthma, respiratory syncytial virus infection, and influenza infection. In addition, the exclusive license includes the use of Tempol as a therapeutic for reducing radiation-induced dermatitis in patients undergoing treatment for cancer. A phase 2 radiation dermatitis clinical study has already been successfully completed, and discussions have been held with the U.S. Food and Drug Administration (FDA) regarding the design of a pivotal phase 3 study. The license was obtained from Matrix Biomed, Inc.

In consideration for Matrix providing the exclusive rights under its patent rights and related know-how relating to Tempol within the licensed fields, Adamis paid Matrix $250,000 following signing of the definitive agreement. Adamis will also issue to Matrix 1,000,000 shares of Adamis convertible preferred stock, which will be convertible into an equal number of shares of common stock after and contingent on an increase in the number of available authorized shares of common stock under the company’s restated certificate of incorporation. Under the agreement, if any products are commercialized, net profits will be equally distributed between the parties.

Coronavirus disease [Novel Coronavirus Disease (COVID-19), a human betacoronavirus] represents a global health problem. Just within the U.S., the American Hospital Association estimates that the financial impact in losses for America’s hospitals and health systems could exceed $200 billion by mid-2020. Therefore, identification of new drugs and biologics for treating COVID-19 infection is urgently needed. Most common symptoms at onset include fever, cough, sore throat, sneezing, rhinorrhoea (runny nose) and fatigue. In severe cases, this can progress to pneumonia, acute repiratory distress syndrome (ARDS), acute cardiac injury and eventually death. ARDS occurs when there is damage to the lungs resulting in fluid building in the small air sacs of the lungs. This fluid causes a decrease in the oxygen supply to vital organs which can eventually lead to death.

Tempol has demonstrated anti-inflammatory, anticogulant, and antioxidant activity. Tempol specifically targets ARDS, which is the major cause of death of COVID-19. Both inflammatory cytokines and reactive oxygent species (ROS) generated from cells of the immune system (macrophages and neutrophils) damage the lungs in ARDS patients. In animal models, Tempol has been shown to decrease proinflammatory cytokines (cytokine storm) such as TNF-α, IL-Iβ, IL-6, IL-10, NF-kβ, ICAM-1, HIF-1a, HIF-2a and others. In addition, Tempol works as an antixodant and decreases the harmful effects of ROS. ROS is a type of unstable molecule that contains oxygen and easily reacts with other molecules in the cell. It can cause damage to all macromolecules, i.e., lipids, DNA, RNA and proteins. In addition, Tempol has also been shown to decrease platelet aggregration and clotting, a problem observed in many COVID-19 patients. Published articles describing animal models of ARDS show Tempol to cause a decrease in lung inflammation and preserve lung pathology associated with acute and chronic lung injury. Additional published studies, in which animals were infected with betacoronavirus, show that Tempol treatment resulted in increased survival and decreased viral load. Taken together, this scientific data argue for the use of Tempol in preventing and treating the most severe death related lung manifestation of COVID-19. Tempol has already been shown to be safe in multiple human clinical studies.

Dr. Dennis J. Carlo, President and CEO of Adamis commented: “We are hopeful that Tempol can be part of the solution to the current pandemic. We believe that Tempol’s multiple modes of action such as an antioxidant, an anticoagulant, and an anti-inflammatory may be more beneficial than targeting a single pathological pathway. Tempol has been the focus of numerous peer reviewed published articles by highly respected scientists from various institutions such as: Radiation Biology Branch of the National Cancer Institute, National Institute of Health, FDA Center for Drug Evaluation and Research, Georgetown University, University of Pittsburgh, University of Pennsylvania, Weizmann Institute, Johns Hopkins University, University of California San Diego, University of Texas and many more. Tempol has been shown to be involved in cellular metabolism, apoptosis (form of programmed cell death or cellular suicide), cell growth and development, stress response, inflammation, and angiogenesis. Its role in decreasing multiple pro-inflammatory cytokines and controlling both the overactive inflammatory response and the cytokine storm could lead to a treatment strategy that helps decrease the burden to our health care system by reducing hospitalizations and potentially saving the many lives of those infected with COVID-19.”

Dr. Ronald Moss, Chief Medical Office at Adamis, stated, “The previously published studies of Tempol provide a reasonable scientific rationale to begin immediate clinical testing against COVID-19 during this pandemic. We plan to utilize our clinical experience with respiratory viruses and government collaborations to focus on this urgent public health problem. To this end, Adamis will apply for government and other forms of funding to conduct clinical trials and will work closely with FDA to expedite the testing. Our goal is to obtain funding and test Tempol against COVID-19 as soon as possible. Clinical trial material is currently available, since Tempol is an investigational drug currently in human trials for other indications.”

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease, allergy and opioid overdose. The company’s SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products were approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  In July 2019, Sandoz, Inc., announced it had fully launched both in the U.S. Please refer to www.SYMJEPI.com for additional product information. Adamis is developing additional products, including a naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose, and a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs for human and veterinary use, and certain nonsterile drugs for use by hospitals, clinics and surgery centers throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: the company's beliefs concerning the safety and effectiveness of the compounds and drugs described in this press release; the results of any future clinical trials that the company or Matrix may conduct relating to the compounds and drug product candidates described in this press release; the company’s ability to fund future product development and trials; future revenues expected from any products that may be developed and approved for marketing by the FDA and other regulatory authorities; the company’s ability to commercialize the product candidates described in this press release, itself or through commercialization partners; the company’s beliefs concerning the safety and effectiveness of any product candidates that may be developed; and the intellectual property protection that may be afforded by any of the licensed patents or patent applications. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements.  There can be no assurances regarding the timing, cost or outcome of any current or future trials that may be conducted relating to the compounds and products described in this press release. There can be no assurances that we or any commercialization partners will file any New Drug Applications with the FDA regarding any of the compounds or products described in this press release, or that any such NDAs will be approved by the FDA. In addition, forward-looking statements concerning our anticipated future activities assume that we can obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contacts:

Mark Flather

Senior Director, Investor Relations

& Corporate Communications

Adamis Pharmaceuticals Corporation

(858) 412-7951

mflather@adamispharma.com